UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2012

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On March 16, 2012, the Board of Directors of Stevia First Corp. (the “Company”), appointed Dr. Anthony E. Maida, III, Ph.D., MA, MBA, to the Company’s Board of Directors.  Dr. Maida has not been appointed to any committees of the Board of Directors. With the addition of Dr. Maida, the size of the Board of Directors increases to three members.

Dr. Maida has strong practical experience in agriculture through management of all aspects of a family farm business and contract work for Del Monte, Sunsweet, and FMC Corporation. This includes work related to row crops for irrigation, pest control, cultivation, harvest, technology utilization, equipment operation, experimental seed testing, and set-up of fully-integrated agricultural systems.  He was recently VP of Clinical Research and General Manager, Oncology, world-wide, for a leading international contract research organization. Dr. Maida is currently a Director of OncoSec Medical and past Chairman, Founder and Director of BioConsul Drug Development Corporation and the Principal of Anthony Maida Consulting International, servicing pharmaceutical firms, venture capital, hedge funds and Wall Street, in the clinical development of biotechnology products and product/company acquisitions. Dr. Maida's expertise includes the execution and oversight of finance, operations, research, clinical and scientific development, regulatory and manufacturing for the development of various therapeutic initiatives. Over the past 25 years Dr. Maida has served in a number of executive roles including, Chairman, CEO, COO, CSO, CFO and business development. Over recent years Dr. Maida has raised or assisted in financings of approximately $200 million for emerging biotechnology companies. Today, Dr. Maida serves as an advisor, consultant and technical analyst for multiple investment firms and life science companies. He sits on the board of directors of Spectrum Pharmaceuticals, Inc. and is a former board member of Sirion Therapeutics, Inc. and GlycoMetrix, Inc.  Dr. Maida holds a B.A. degree in Biology, a B.A. Degree in History, an MBA, an MA in toxicology and a Ph.D. in Immunology. He is a member of the American Society of Clinical Oncology (ASCO), the American Association for Cancer Research (AACR), the Society of Neuro-Oncology (SNO), and the International Society for Biological Therapy of Cancer (iSBTc), the American Association of Immunologists (AAI), and the American Chemical Society. Dr. Maida holds a number of patents and patent applications associated with various therapeutic modalities and approaches.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit	Description
99.1	Press Release dated March 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: March 22, 2012	By: /s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated March 19, 2012

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